NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MAY 10, 2001

March 21, 2001


Dear Dow Stockholder:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday, May 10, 2001, at 2 p.m. at the Midland Center for the Arts, 1801 West St.
Andrews, Midland, Michigan.

Stockholders will vote upon the following matters either by proxy or in person:

1.  Election of five Directors:  Arnold A. Allemang, John C.
Danforth, Allan D. Gilmour, James M. Ringler and William S.
Stavropoulos.

2.  Ratification of the appointment of Deloitte & Touche LLP as
Dow's independent auditors for 2001.

3. Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, we hope you will vote your shares as soon as possible. You may vote your shares by telephone, on the Internet, or by mailing a completed form. Your voting form includes instructions on each of these voting methods.

Your Board of Directors has set the close of business on March 12, 2001, as the record date for determining stockholders who are entitled to receive notice of the Annual Meeting and any adjournment, and entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, from 8:30 a.m. to 5 p.m., at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

Since seating is limited, the Board has established the rule that only stockholders may attend or up to three people holding proxies for any one stockholder or account (in addition to those named as Board proxies on the printed proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins.

You will need a validated ticket of admission or proof of stock ownership to be admitted to the Meeting. Stockholders will receive a ticket as part of their proxy material. Stockholders of record and participants in the Dividend Reinvestment Program, The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Stock Ownership Plan, the Dow AgroSciences Employee Savings Plan, The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies, the Union Carbide Corporation Stock Ownership Plan and/or the DH Compounding Savings and Retirement Plan need only check the box on the voting form to validate their preprinted ticket and indicate that they will attend. Questions may be directed to 877-227-3294 (a toll-free number in the U.S. and Canada) or 517-636-1792.

Other stockholders holding stock in nominee name or beneficially (in "street name") will receive a ticket with their proxy material and need take no further action. Street name holders without tickets will need proof of ownership for admission to the Annual Meeting, such as a recent brokerage statement or letter from the bank or broker.

Thank you for your continued support and interest in The Dow
Chemical Company.


/s/Tina S. Van Dam
Assistant Secretary of the Company


Enclosures

2001 ANNUAL MEETING OF STOCKHOLDERS
THE DOW CHEMICAL COMPANY

NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT

NOTICE OF THE ANNUAL MEETING                              1

VOTING PROCEDURES
Voting Your Shares by Proxy                               4
Dividend Reinvestment Program Shares and                  4
Employees' Savings Plan Shares
Dow Shares Outstanding                                    4
Proxies on Behalf of the Dow Board                        4

THE BOARD OF DIRECTORS
The Board of Directors and Board Committees               5
AGENDA ITEM 1: CANDIDATES FOR ELECTION AS DIRECTOR        6
Continuing Directors                                      8

AGENDA ITEM 2:  RATIFICATION OF THE APPOINTMENT OF THE    11
INDEPENDENT AUDITORS
Fees Paid to the Independent Auditors                     11

AUDIT COMMITTEE REPORT AND CHARTER                        12

COMPENSATION COMMITTEE REPORT                             14

FINANCIAL INFORMATION
Compensation Tables                                       16
Compensation of Directors                                 19
Stock Ownership of Management and Certain Other Persons   20
Stockholder Return                                        21

OTHER INFORMATION
Future Stockholder Proposals                              22
Nominations for Director                                  22
Notification of Future Annual Meeting Business            22
Additional Information Available                          22
Other Matters                                             22

This Proxy Statement is issued in connection with the 2001 Annual
Meeting of Stockholders of The Dow Chemical Company to be held on May 10, 2001.

                         VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board and the current Directors, and one resolution to be voted upon at the Annual Meeting of Stockholders or any adjournment of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote.


VOTING YOUR SHARES BY PROXY

You are encouraged to use the proxy form to cast your vote. As explained on the form, you may vote by telephone, on the Internet, or by mail. YOUR SHARES WILL BE VOTED IF THE PROXY FORM IS PROPERLY EXECUTED AND RECEIVED PRIOR TO MAY 10, 2001, THE DATE OF THE ANNUAL MEETING. IF NO SPECIFIC CHOICES ARE MADE BY YOU, AS EXPLAINED ON YOUR PROXY FORM, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY FORM WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

You may revoke your proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy at a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you need not vote any single account more than once unless you wish to change your vote.

The Company has a policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company's management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company defined contribution plans, and requires the appointment of independent tabulators and inspectors of election for the Meeting.


DIVIDEND REINVESTMENT PROGRAM SHARES AND
EMPLOYEES' SAVINGS PLAN SHARES

If you are enrolled in the Dividend Reinvestment Program ("DRP"), the enclosed proxy form indicates the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP. Fleet National Bank, as the DRP administrator, will vote all shares of stock held in your DRP account only if you return your proxy form. If no specific instruction is given on an executed proxy form returned by you, the DRP administrator will vote as recommended by the Board of Directors.

Separate "Confidential Voting Instruction" cards are being sent to current and former Dow employees participating in The Dow Chemical Company Employees' Savings Plan, The Dow Chemical Company Stock Ownership Plan, the Dow AgroSciences Employee Savings Plan, The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies, the Union Carbide Corporation Stock Ownership Plan and/or the DH Compounding Savings and Retirement Plan (the "Plan" or "Plans"), covering all shares of common stock held for each participant in the applicable Plan(s) on the record date. Your executed card will provide voting instructions to the applicable Plan trustee(s). If no instructions are provided, the trustees will vote the respective Plan shares according to the provisions of the Plan documents.


DOW SHARES OUTSTANDING

At the close of business on the record date, March 12, 2001, there were 898,339,169 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are no shares of Preferred Stock outstanding.


PROXIES ON BEHALF OF THE DOW BOARD

The enclosed proxy is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not they are able to attend the Annual Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. They will not be specially compensated for their services in this regard.

Dow has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $17,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

            THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The ultimate authority to manage the business of The Dow Chemical
Company rests with the Board of Directors. The Board appoints the Company's officers, assigns to them responsibilities for management of the Company's operations, and reviews their performance.

There were six Board meetings in 2000. All but one of the Directors attended 100 percent of the Board meetings and all of the Directors then serving attended the last Annual Meeting of Stockholders. All but three Dow Directors had 100 percent attendance at all Board and Board committee meetings they were eligible to attend.

In the past year, three Directors retired from the Board:  Enrique
C. Falla, who served as a Director since 1985; Frank P. Popoff, who served as a Director since 1982 and Chairman since 1992; and David T. Buzzelli, who served as a Director since 1993. Their advice and experience will be greatly missed.

Board committees perform many important functions. The responsibilities of each committee are stated in the Bylaws. The Board, upon the recommendation of the Committee on Directors, elects members to each committee and has the authority to change the responsibilities of any committee and the committee membership. A brief description of the current standing Board committees follows, with memberships listed as of March 12, 2001.

COMMITTEES AND FUNCTION  CHAIRMAN AND MEMBERS          MEETINGS
                                                       IN 2000
EXECUTIVE COMMITTEE      W. S. Stavropoulos, Chairman      11
Exercises the powers of  A. A. Allemang
the Board to manage the  M. D. Parker
Company between meetings J. P. Reinhard
of the Board.

AUDIT COMMITTEE          B. H. Franklin, Chairman          4
Recommends a firm of     J. C. Danforth
independent auditors to  A. D. Gilmour
be appointed by the      J. M. Ringler
Board, subject to        H. T. Shapiro
ratification by the      P. G. Stern
stockholders.  Reviews
the Company's annual
consolidated financial
statements.  Consults
separately with the
independent auditors,
the Corporate Auditor
and the Controller with
regard to the adequacy
of internal controls.
Reviews with the
independent auditors the
proposed plan of audit
and the results.

COMMITTEE ON DIRECTORS   W. D. Davis, Chairman             3
Studies the size and     J. K. Barton
makeup of the Board and  W. H. Joyce
its committees and       M. D. Parker
recommends candidates    H. T. Shapiro
for Board and committee  W. S. Stavropoulos
membership.              P. G. Stern

COMPENSATOIN COMMITTEE   H. T. Shapiro, Chairman           4
Establishes salaries,    J. M. Cook
bonuses and other        W. D. Davis
compensation for Dow     B. H. Franklin
Directors and officers   A. D. Gilmour
and for certain other    P. G. Stern
managerial and
professional personnel.
Administers the
Company's award and
option plans.

ENVIRONMENT, HEALTH AND  J. Carbone, Chairman              3
SAFETY COMMITTEE         A. A. Allemang                Committee
Assesses the Company's   J. K. Barton                  was
environment, health and  A. D. Gilmour                 combined
safety policies and      W. H. Joyce                   with
performance.             M. D. Parker                  Public
                         P. G. Stern                   Interest
                                                       Committee
                                                       in 2000.

COMMITTEES AND FUNCTION  CHAIRMAN AND MEMBERS          MEETINGS
                                                       IN 2000
FINANCE COMMITTEE        J. P. Reinhard, Chairman          6
Reviews Dow's financial  A. J. Carbone
affairs and makes        J. M. Cook
recommendations to the   M. D. Parker
Board concerning         W. S. Stavropoulos
financial matters.
Establishes investment
policy and reviews the
performance of funds
invested for the Dow
Employees' Pension Plan.
Helps establish
investment policies for
other funds and entities
connected with the
Company.
PUBLIC INTEREST          J. C. Danforth, Chairman          3
COMMITTEE                J. M. Cook                    Committee
Assesses aspects of the  W. D. Davis                   was
Company's business       B. H. Franklin                combined
decisions to determine   J. P. Reinhard                with EH&S
their social impact and  J. M. Ringler                 Committee
makes recommendations to H. T. Shapiro                 in 2000.
the Board and management W. S. Stavropoulos regarding the most socially desirable alternatives. The committee's focus includes corporate policy management, philanthropic contributions, codes of conduct and reputation management.


BOARD OF DIRECTORS' CLASSES

The Dow Board of Directors is divided into three classes. Each class, described in the chart below, serves a term of three years. The terms of the Directors in each class expire at the Annual
Meeting of Stockholders in the year listed on the chart.

 Class III - 2001        Class I - 2002         Class II - 2003

Arnold A. Allemang  Jacqueline K. Barton       J. Michael Cook
John C. Danforth    Anthony J. Carbone         Willie D. Davis
Allan D. Gilmour    Barbara Hackman Franklin   Michael D. Parker
James M. Ringler    William H. Joyce           J. Pedro Reinhard
William W.          Harold T. Shapiro          Paul G. Stern
Stavropoulos

                           AGENDA ITEM 1

                CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Committee on Directors, the Board of Directors has nominated Arnold A.
Allemang, John C. Danforth, Allan D. Gilmour, James M. Ringler and William S. Stavropoulos for election as Directors in Class III, to serve three-year terms to expire at the Annual Meeting in the year 2004, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. All nominees, except for Mr. Ringler, have previously been elected as Directors by the Company's stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL
OF THESE NOMINEES AS DIRECTORS.

The election of Directors requires a plurality of the votes actually cast. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board unless such authority is withheld. If something unanticipated should occur prior to the Annual Meeting, making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

Information in the biographies of candidates and continuing
Directors that follows is current as of March 12, 2001, the record date for the Annual Meeting.

Photo 1

ARNOLD A. ALLEMANG, 58.  DOW EXECUTIVE VICE PRESIDENT.  DIRECTOR
SINCE 1996.

Employee of Dow since 1965. Director of Technology Centers, Dow U.S.A. 1989-92. Manufacturing General Manager, Dow Benelux N.V.* 1992-93. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe S.A.* 1993-95. Dow Vice President and Director of Manufacturing and Engineering 1996-97. Dow Vice President, Operations 1997-2000. Executive Vice President 2000 to date. Director of Liana Limited* and Dorinco Reinsurance Company.* Representative on the Members Committee of DuPont Dow Elastomers L.L.C.* Director of the National Association of Manufacturers. Member of the American Chemical Society; the Advisory Board, Center for Chemical Process Safety, American Institute of Chemical Engineers; College of Engineering Advisory Council, Kansas State University; the Corporate Executive Board's Operations Management Roundtable and the National Academy of Engineering's Action Forum on Diversity.

Photo 2

JOHN C. DANFORTH, 64. PARTNER OF BRYAN CAVE LLP AND FORMER UNITED STATES SENATOR. DIRECTOR SINCE 1996.

Partner with the law firm of Bryan Cave LLP 1995 to date.
Attorney General of Missouri 1969-76. United States Senate 1976-95, serving on the Committee on Finance; Committee on Commerce, Science and Transportation; and the Select Committee on Intelligence. Director of General American Life Insurance Company; GenAmerican Corporation; General American Mutual Holding Company; Cerner Corporation and Metropolitan Life Insurance Company. Recipient of the St. Louis Award, the Harry S Truman Good Neighbor Award, the St. Louis Man of the Year Award, the Right Arm of St. Louis Award, the University of Missouri-Kansas City Chancellor's Medal Award, the Presidential World Without Hunger Award, the Legislative Leadership Award of the National Commission Against Drunk Driving, and the Distinguished Missourian and Brotherhood Awards of the National Conference of Christians and Jews.

Photo 3

ALLAN D. GILMOUR, 66.  RETIRED VICE CHAIRMAN OF FORD MOTOR
COMPANY.  DIRECTOR SINCE 1995.

Employee of Ford Motor Company 1960-95, Vice President and Controller 1979-84, Vice President - External and Personnel Affairs 1984-86, Executive Vice President and Chief Financial Officer 1986-87, Executive Vice President - International Automotive Operations 1987-89, Executive Vice President - Corporate Staffs 1989-90, and President - Ford Automotive Group 1990-93. Ford Motor Company Director 1986-95, Vice Chairman 1993-
95. Director of DTE Energy Company, The Prudential Insurance Company of America and Whirlpool Corporation.

Photo 4

JAMES M. RINGLER, 55.  VICE CHAIRMAN, ILLINOIS TOOL WORKS, INC.
DIRECTOR SINCE FEBRUARY 2001.

Tappan Company - President and Chief Operating Officer 1982-86; White Consolidated Industries' Major Appliance Group - President 1986-90 (both companies are subsidiaries of Electrolux AB). Premark International, Inc. - Director 1990-99; Executive Vice-President 1990-92; President and Chief Operating Officer 1992-96; Chief Executive Officer 1996-97; Chairman 1997-99. Illinois Tool Works, Inc. following its acquisition of Premark International, Inc. - Vice Chairman 1999 to date. Director of Union Carbide Corporation* 1996-2001. Director of the National Association of Manufacturers, the Business Roundtable and Evanston Hospital. Trustee of the Manufacturers' Alliance for Productivity and Innovation. National Trustee of the Boys and Girls Clubs of North American, Midwest Region. Director of the Lyric Opera of Chicago.

* A number of Company entities are referenced to in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of the Annual Meeting record date.) Dow Corning Corporation and DuPont Dow Elastomers L.L.C. - companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe S.A., Dow Italia S.p.A., Liana Limited, Mycogen Corporation and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Photo 5

WILLIAM S. STAVROPOULOS, 61.  CHAIRMAN OF THE DOW BOARD OF
DIRECTORS.  DIRECTOR SINCE 1990.

Employee of Dow since 1967. President, Dow Latin America 1984-85. Dow U.S.A. Commercial Vice President, Basics and Hydrocarbons 1985-
87. Group Vice President, Plastics and Hydrocarbons, 1987-90. President, Dow U.S.A. 1990-93. Dow Vice President 1990-91, Senior Vice President 1991-93, Chief Operating Officer 1993-95, President 1993-2000, Chief Executive Officer 1995-2000, Chairman 2000 to date. Director of Dow Corning Corporation,* BellSouth
Corporation, Chemical Financial Corporation and NCR Corporation. Board member of American Enterprise Institute for Public Policy Research, Fordham University, and J. P. Morgan International Council. Advisory Board to the Fidelity Group of Funds. Member of the American Chemical Society, The Business Council and University of Notre Dame Advisory Council for the College of Science. Executive Committee, World Business Council for Sustainable Development.

CONTINUING DIRECTORS

Photo 6

JACQUELINE K. BARTON, 48.  ARTHUR AND MARIAN HANISCH MEMORIAL
PROFESSOR OF CHEMISTRY, CALIFORNIA INSTITUTE OF TECHNOLOGY.
DIRECTOR SINCE 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University:
Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89.
California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991 and the American Philosophical Society Fellow 2000. Recipient of the American Chemical Society ("ACS") William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985. Member of the American Academy of Arts and Sciences and the Gilead Sciences Scientific Advisory Board. Trustee of Barnard College.

Photo 7

ANTHONY J. CARBONE, 60.  VICE CHAIRMAN OF THE DOW BOARD OF
DIRECTORS AND SENIOR CONSULTANT.  DIRECTOR SINCE 1995.

Employee of Dow since 1962. Dow Latin America Marketing Director for Plastics 1974-76. Dow Business Manager for STYROFOAMT 1976-80, Director of Marketing for Functional Products and Systems 1980-
83. Dow U.S.A. General Manager of the Coatings and Resins Department 1983-86, General Manager of Separation Systems 1986-87, Vice President Dow Plastics 1987-91. Dow North America Group Vice President for Plastics 1991-93. Group Vice President, Global Plastics 1993-95. Group Vice President - Global Plastics, Hydrocarbons and Energy 1995-96. Executive Vice President, 1996-2000. Vice Chairman of the Board of Directors February 2000 to date. Senior Consultant November 2000 to date. Member of the American Chemical Society. Previous Board member and Chairman of the American Plastics Council and the Society of Plastics Industries. Served on the Advisory Council of the Heritage Foundation.

* A number of Company entities are referenced to in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of the Annual Meeting record date.) Dow Corning Corporation and DuPont Dow Elastomers L.L.C. - companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe S.A., Dow Italia S.p.A., Liana Limited, Mycogen Corporation and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Photo 8

J. MICHAEL COOK, 58.  RETIRED CHAIRMAN/CEO OF DELOITTE & TOUCHE
LLP.  DIRECTOR SINCE 2000.

Chairman and CEO of Deloitte & Touche 1989-99 and Chairman and CEO of Deloitte, Haskins & Sells 1986-89. Director of HCA - The Healthcare Company, Rockwell International, International Flavors & Fragrances, and The Fidelity Group of Mutual Funds. 62nd member of the Accounting Hall of Fame 1999 and Distinguished Alumnus of University of Florida. Catalyst Award and United Way Spirit of America Award to Deloitte & Touche under Mr. Cook's leadership. Columbia Business School Botwinick Prize in Business Ethics, Yeshiva University's Distinguished Leadership Award, Monmouth College's Distinguished Business Leader, CEO Recognition Award from Women in Technology International and Working Mother Magazine's Family Champion of the Year Award. Columbia University, School of Business Board of Overseers. Chairman, Accountability Advisory Group to the Comptroller General of the United States.

Photo 9

WILLIE D. DAVIS, 66. PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ALL PRO BROADCASTING, INC. DIRECTOR SINCE 1988.

President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, 1976 to date. Director of Wicor, Inc.; Sara Lee Corporation; Alliance Bank; MGM Grand, Inc.; MGM, Inc.; Kmart Corporation; Johnson Controls Inc.; Rally's Hamburgers Inc.; the Strong Funds; and Bassett Furniture Industries. Trustee of the University of Chicago and Marquette University. Member of the Grambling College Foundation and the Ewing Marion Kauffman Center for Entrepreneurial Leadership Development Committee.

Photo 10

BARBARA HACKMAN FRANKLIN, 60.  PRESIDENT AND CEO OF BARBARA
FRANKLIN ENTERPRISES AND FORMER U.S. SECRETARY OF COMMERCE.
DIRECTOR 1980-92 AND 1993 TO DATE.

President and CEO, Barbara Franklin Enterprises, a private investment and consulting firm, 1995 to date. Business consultant 1993-95. U.S. Secretary of Commerce 1992-93. President and CEO, Franklin Associates 1984-92. Senior Fellow and Director of Government and Business Program, Wharton School of the University of Pennsylvania 1979-88. Commissioner, U.S. Consumer Product Safety Commission 1973-79. Staff Assistant to the President of the United States 1971-73. Assistant Vice President, Citibank 1969-71. President's Advisory Council for Trade Policy and Negotiations 1982-84 and 1989-92. Alternate Representative to 44th United Nations General Assembly 1989-90. AICPA Board of Directors 1979-86. Recipient of John J. McCloy Award for contributions to excellence in auditing; Director of the Year, National Association of Corporate Directors 2000. Director of Aetna, Inc.; Milacron, Inc.; MedImmune, Inc.; and Watson Wyatt & Company. Chairman of the Board of Guest Services, Inc., a private hospitality company.

Photo 11

WILLIAM H. JOYCE, 65.  VICE CHAIRMAN OF THE DOW BOARD OF
DIRECTORS.  RETIRED CHAIRMAN/CEO OF UNION CARBIDE CORPORATION.*
DIRECTOR SINCE FEBRUARY 2001.

Employee of Union Carbide Corporation* 1957-2001, Vice President, Licensing/Technology for Polyolefins 1979-82; President, Silicones and Urethane Intermediates 1982-85; President, Polyolefins Division 1985-92; Executive Vice President, Operations 1992-93; Director 1993-2001; President and Chief Operating Officer 1993-95; Chief Executive Officer 1995-2001; Chairman of the Board 1996-2001. Director of C V S, American Chemical Council and American Plastics Council. Trustee of the Universities Research Association, Inc. Co-Chairman of the Council of Government-University-Industry Research of The National Academies. Secretary and Executive Committee member of the Society of Chemical Industry. National Medal of Technology Award recipient 1993. Plastics Academy's Industry Achievement Award recipient 1994 and Lifetime Achievement Award 1997. National Academy of Engineering inductee 1997.

Photo 12

MICHAEL D. PARKER, 54. DOW PRESIDENT AND CHIEF EXECUTIVE OFFICER. DIRECTOR SINCE 1995.

Employee of Dow since 1968. Dow Europe S.A.* Product Marketing Manager for Epoxy Resins 1977-79. Director of Marketing for Inorganic Chemicals 1979-82. Director of Marketing for Organic Chemicals 1982-83. Commercial Director for the Functional Products Department 1983-84. Dow U.S.A. General Manager of the Specialty Chemicals Department 1984-87. Dow Chemical Pacific Limited* Commercial Vice President 1987-88, President 1988-93.
Dow Group Vice President 1993-96. Group Vice President - Chemicals and Hydrocarbons 1993-95. Business Vice President for Chemicals 1995-2000. President Dow North America 1995-2000. Executive Vice President 1996-2000. President and Chief Executive Officer 2000 to date. Members Committee, Dow AgroSciences LLC.* Director of Dow Corning Corporation.* Director of the National Legal Center for the Public Interest and the American Plastics Council. Director, Executive Committee member and Chair of the Strategic Communication Committee, the American Chemistry Council.

Photo 13

J. PEDRO REINHARD, 55.  DOW EXECUTIVE VICE PRESIDENT AND CHIEF
FINANCIAL OFFICER. DIRECTOR SINCE 1995.

Employee of Dow since 1970.  Dow Brazil Area Finance Director 1978-
81. Dow Europe S.A.* Finance Director 1981-85. Dow Assistant Treasurer 1984-85. Dow Europe S.A.* Vice President 1985-88. Managing Director, Dow Italy 1985-88. Dow Treasurer 1988-96, Vice President 1990-95, Financial Vice President 1995-96, Chief Financial Officer 1995 to date, Executive Vice President 1996 to date. Chairman of the Board of Liana Limited* and Dorinco Reinsurance Company.* Chairman of the Members Committee, Dow AgroSciences LLC.* Director of Royal Bank of Canada, Mycogen Corporation* and Dow Corning Corporation.* Member of the
Financial Executives Institute and The Conference Board's Council of Financial Executives.

Photo 14

HAROLD T. SHAPIRO, 65.  PRESIDENT OF PRINCETON UNIVERSITY.
DIRECTOR SINCE 1985.

President of The University of Michigan 1980-87. President of Princeton University 1988 to date. Chairman, National Bioethics Advisory Commission 1996 to date. Presidential Appointment to the Council of Advisors on Science and Technology 1990-92. Member of the Institute of Medicine and the American Philosophical Society. Fellow of the American Academy of Arts and Sciences. Trustee and Chair of the Board of the Alfred P. Sloan Foundation. Trustee of the University of Pennsylvania Medical Center, The Universities Research Association, and member of the Board of Overseers for the Robert Wood Johnson Medical Center.

Photo 15

PAUL G. STERN, 62.  PARTNER OF THAYER CAPITAL PARTNERS AND
ARLINGTON CAPITAL PARTNERS.  DIRECTOR SINCE 1992.

Partner and co-founder of Thayer Capital Partners 1995 to date. Partner and co-founder of Arlington Capital Partners 1999 to date. Special Partner at Forstmann Little & Co. 1993-95. Northern Telecom Limited - Chairman of the Board 1990-93, Chief Executive Officer 1990-93, Vice Chairman and Chief Executive Officer 1989-90, Director 1988-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Aegis Communications, Inc. and Whirlpool Corporation. Board member of the Lauder Institute and the University of Pennsylvania's School of Engineering and Applied Science and the Wharton School.
Treasurer, John F. Kennedy Center for the Performing Arts. Board of Trustees, Library of Congress.

* A number of Company entities are referenced to in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of the Annual Meeting record date.) Dow Corning Corporation and DuPont Dow Elastomers L.L.C. - companies ultimately 50 percent-owned by Dow. Dorinco Reinsurance Company, Dow AgroSciences LLC, Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe S.A., Dow Italia S.p.A., Liana Limited, Mycogen Corporation and Union Carbide Corporation - all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

                           AGENDA ITEM 2
                  RATIFICATION OF THE APPOINTMENT
                    OF THE INDEPENDENT AUDITORS

RESOLVED, THAT THE APPOINTMENT BY THE BOARD OF DIRECTORS OF
DELOITTE & TOUCHE LLP TO AUDIT THE 2001 CONSOLIDATED FINANCIAL
STATEMENTS OF THE DOW CHEMICAL COMPANY AND ITS SUBSIDIARIES IS
HEREBY RATIFIED.

The Bylaws provide that the Board's selection of auditors must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has recommended and the Board has, subject to your ratification, appointed Deloitte & Touche LLP to audit and report on the consolidated financial statements of Dow and its subsidiaries for 2001. Deloitte & Touche LLP has audited Dow's financial statements for more than ninety years and served as its independent auditors for 2000. Deloitte & Touche LLP has offices or affiliates at or near most of the locations where Dow operates in the United States and other countries. Deloitte & Touche LLP regularly rotates its lead audit partner assigned to Dow.

Before making its recommendation for appointment, the Audit Committee carefully considers the qualifications of candidates for independent auditors. For Deloitte & Touche LLP, this has included a review of its performance in prior years, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2001, Deloitte & Touche LLP advised the Audit Committee that it believes all litigation against Deloitte & Touche LLP can fairly be characterized as incidental to the practice of the accounting profession and that resolution of its cases will not affect its ability to serve as independent auditors for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Audit services performed by Deloitte & Touche LLP for the year ended December 31, 2000, included the audit of the consolidated financial statements of the Company and its subsidiaries, the separate audits of the financial statements of certain subsidiary companies and employee benefit plans where required by government regulations or agreement, as well as services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If Agenda Item 2 does not pass, the selection of independent auditors will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 2001, unless the Audit Committee or the Board finds additional good reasons for making an immediate change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE PROPOSAL TO RATIFY ITS SELECTION OF DELOITTE & TOUCHE LLP AS DOW'S INDEPENDENT AUDITORS FOR 2001.



               FEES PAID TO THE INDEPENDENT AUDITORS

AUDIT FEES. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $6,745,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.
There were no Deloitte fees or services relating to financial information systems design and implementation for the year ended
December 31, 2000.

ALL OTHER FEES. The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the year ended December 31, 2000, were $12,224,000 (the largest component of which related to the merger with Union Carbide Corporation).

                      AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Committee") is entirely made up of independent directors as defined in the New
York Stock Exchange listing standards. It operates pursuant to a charter, which appears below.

The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The independent auditors are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the U.S.

In this context, the Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90. In addition, the Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Committee has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Barbara Hackman Franklin, Chairman
John C. Danforth
Allan D. Gilmour
James M. Ringler
Harold T. Shapiro
Paul G. Stern


                     AUDIT COMMITTEE CHARTER 1

1. The Board of Directors shall appoint an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and shall designate one member as chairman. For purposes hereof, "independent" shall mean a director who, in the judgment of the Board of Directors, meets the New York Stock Exchange definition of "independence."

In the context of the New York Stock Exchange rules, each member of the Company's Audit Committee must, in the judgment of the Board of Directors, be financially literate and one or more members of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise.

2. The Audit Committee shall perform the duties assigned to it by Section 4.3 of the Company's Bylaws and as set forth in this Charter.

3.  The Audit Committee shall:
   (a) Recommend to the Board of Directors the engagement, retention or discharge of the independent auditors, which auditors shall be ultimately accountable to the Board of Directors through the Audit Committee.

   (b) Review and discuss the written statement from the independent auditor of the Company under Independence Standards Board Standard No. 1 concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor. Assess the independence of the auditor.

   (c) Review and approve arrangements for the annual audit, including the proposed scope and fee.

   (d) Review and discuss with management and with the independent auditors the Company's annual audited and quarterly unaudited financial statements, including a discussion of the auditors' judgment as to the quality of the Company's accounting principles and the appropriateness of including the audited financial statements in the Company's public reports and filings with governmental agencies.

   (e) Review with the staffs of the accounting, internal auditing and legal departments their procedures and reports for assuring that the Company's internal controls and policies for assuring compliance with legal requirements are adequate and functioning.

1 As adopted by the Audit Committee on July 8, 1987; and revised by the Audit Committee on November 7, 1990; November 13, 1991; November 10, 1993; November 9, 1994; November 8, 1995; November 13, 1996; December 10, 1997; and April 12, 2000; and as approved and adopted by the Board of Directors on April 13, 2000.

AUDIT COMMITTEE CHARTER (CONTINUTED)

   (f) Review any internal control comments and recommendations rendered by the independent auditors that are classified as material weaknesses or reportable conditions as well as management's response to such comments and recommendations.

   (g) Review the independent auditors' recommendations for significant changes in accounting policies and management's responses to those recommendations.

   (h) Meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. Consult in executive session at each meeting with the independent auditors, the Corporate Auditor and the Controller, and, as deemed appropriate, any other members of management, on any of the matters within the Audit Committee's jurisdiction.

   (i)  Report regularly to the Board of Directors.

   (j) Review and approve a report of the Audit Committee's activities as may be required from time to time.

4. At its discretion from time to time, and at least annually, in connection with its duties, the Audit Committee will:

   (a) Review the Corporate Auditor's activities, annual and quarterly reports, and any recommendations to the Audit Committee. Review the mission and objectives, resources, reporting relationship, and independence of the Corporate Auditor.

   (b) Review with the Company's General Counsel the status of major items of litigation pending against or involving the Company and the reserves that may be established in connection with such litigation.

   (c) Consult with the independent auditors concerning significant accounting questions or policies.

   (d) Be apprised by the Controller of significant changes in accounting rules and conventions.

   (e) Review the adequacy of internal controls. The specific areas to be reviewed will vary from time to time. For example, among the areas currently reviewed are internal controls relating to: (i) the Company's electronic data processing and information systems, including security, and (ii) derivative financial instruments.

   (f)  Review with the Company's Director of Corporate Risk
Management the coverage levels of liability, property and casualty insurance.

5. The Audit Committee shall review (a) the findings and recommendations arising from the periodic conflict of interest program and questionnaires and (b) investigations concerning compliance with Company policies or applicable law. The Audit Committee shall initiate any other investigations which, in its judgment, are necessary to maintain the Company's high standards of integrity, accountability and internal control.

6. The Audit Committee shall assess at least annually the adequacy and appropriateness of this Charter, and, from time to time, its own procedures and performance.

COMPENSATION COMMITTEE REPORT

THE COMMITTEE
The Compensation Committee of the Board of Directors (the "Committee") is made up entirely of independent, non-employee Directors. The Committee is responsible for establishing base salaries, bonuses, long-term incentives, retirement benefits and other compensation for Company Directors and officers. In meeting this responsibility, the Committee's policy is to ensure that executive compensation is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance, and increases in Dow shareholder value.

After the end of each year, the Committee asks the Global Compensation and Benefits staff to present a proposed compensation plan, along with supporting competitive market data, for each executive officer. After discussion with the Chief Executive Officer ("CEO") about the individual performance of each executive compared to pre-established goals, individual compensation plans are established. The Committee meets with the Vice President of Human Resources to review similar information on the CEO (who is absent from this portion of the meeting). The Committee monitors the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels.

Dow's policy is to manage overall executive compensation at the median level relative to companies with which we compete for executive talent, with appropriate variation for high-performing individuals and Company performance. The Committee compares executive compensation levels and performance with a selected cross-industry group of other multinational manufacturing companies of similar size. Note that this is a different group of companies than those in the graphs on page 21. For 2000, as in prior years, compensation paid to the Company's executive officers qualified as fully deductible under applicable tax laws, with the exception of $278,333 in base salary paid to the outgoing CEO (W.S. Stavropoulos) that was in excess of the $1,000,000 cap for purposes of tax deductibility.

Executive employee compensation has three components: base salary, performance award (bonus), and long-term incentives, each explained more fully below.

BASE SALARIES
Base salaries for all Dow employees - including the Company's top executives - are based upon an evaluation of their responsibilities, an assessment of their performance, and market comparisons from regularly scheduled compensation surveys.
Average salaries for each employee group are managed such that they fall within the median range of the survey results, in order to ensure Dow's ability to attract and retain a talented workforce. Changes in base salary for the executives named in the Proxy Statement compensation tables, as well as for all Dow employees, depend upon projected changes in the external market as well as the individual's contributions to Dow's corporate performance. In addition, the Committee reviews the performance of each executive officer against pre-established annual goals.

For 2000, the Committee reviewed the goals established by the outgoing Chief Executive Officer and his performance towards achieving each of them. Specifically, the Committee considered the following factors: economic profit; earnings per share; return on stockholders' equity; progress towards 2005 Environment, Health and Safety goals; building effective relationships with various stakeholders of the Company; and implementation of Dow's long-term strategic plan (including planning for the effective integration of the merger with Union Carbide Corporation and the implementation of Six Sigma improvement processes throughout the Company). Thus, his 2000 base pay was increased both to reflect his performance in these areas and to maintain his base salary within the competitive range. Late in the year, a promotional increase was granted to the incoming CEO, in order to position his base salary at an appropriate level relative to the external market for comparable positions.

In general, the Committee has structured the Chief Executive Officer's pay so that, at target levels of total direct compensation, no more than 25 percent is delivered as base pay. The remainder - more than 75 percent - is variable or performance-dependent pay. For the past several years, that ratio has been approximately 20 percent base pay and 80 percent of compensation at risk in the form of performance-dependent pay.


PERFORMANCE AWARDS (BONUSES)
The Executive Performance Plan (the "Plan"), first established in 1994, sets a minimum performance goal of $700 million of Net Income as defined in the Plan. In addition, the Committee has determined that no award will be paid to those named in the Proxy Statement if the minimum economic profit goal for the Dow employees' variable pay program is not achieved. Once these goals have been met, the Compensation Committee evaluates corporate and individual performance. The Compensation Committee was notified that the Net Income goal was achieved in 2000. In accordance with the Plan, the Committee used its discretion to determine the amount of each executive's performance award, based upon corporate financial performance as measured by economic profit results, the impact on earnings before interest and taxes from Six Sigma projects, individual performance towards key Company goals, and the competitive environment.


LONG-TERM INCENTIVE COMPENSATION
In 2000, long-term incentive compensation for selected executives, including the officers of the Company, consisted of grants of Market Priced Stock Options. The decision not to use one or more additional types of performance-based equity in 2000, as was Dow's practice in 1998 and 1999, was made to achieve a short-term simplification of the program in anticipation of changes in the Company's management, organization and structure. It is expected that the Company will return to the use of performance-based equity programs as a portion of the overall long-term incentive grant in 2001. The grants of Step Stock Options made in 1998 and 1999, Performance Shares granted in 1999, as well as the ongoing grants of Market Priced Stock Options, continue to provide significant incentives to executives to achieve high levels of Total Return to Shareholders (TSR) through the delivery of superior returns on capital with an ongoing emphasis on value growth. The Compensation Committee approved long-term incentive compensation awards for 2000 after evaluating the contribution of each executive to the Company's long-term performance and the importance of his or her responsibilities within the organization.

To determine the outgoing CEO's long-term incentive compensation for 2000, the Committee evaluated progress towards:

- The optimization of Dow's business portfolio, including the identification, execution and management of acquisitions and divestitures, with emphasis on the effective integration of the Union Carbide Corporation into the overall operations of the Company.

- The furthering of Dow's value-growth initiatives, including progress in the development of New Business opportunities.

- Initiatives regarding the development of Dow employees, including the recruitment and retention of a talented global workforce.

- Progress towards meeting the Company's 2005 Environmental,
Health and Safety goals.

In addition, the Committee considered the appropriate mix of short-term and long-term compensation and Dow's competitive position as compared to market data from the compensation comparison group.

The Committee determined that for 2000 the levels of long-term incentive compensation granted to the outgoing CEO reflected actual performance measured against these goals, with appropriate consideration of the desired emphasis on long-term incentive compensation and the competitive positioning of the overall compensation package.


SHARE OWNERSHIP GUIDELINES
Minimum stock ownership guidelines for key Dow executives were established in 1998. The ownership requirement for the CEO was set as six times the then-current annual base salary. The outgoing CEO currently owns shares that exceed the ownership requirement. The incoming CEO will be expected to meet the same
requirement by March 31, 2004.   Other executives named in the
Proxy Statement tables, as well as a group of global business and corporate leaders, are required to own by March 31, 2002 (or within four years from the date they entered the group of leaders subject to ownership guidelines, if entry came subsequent to 1998) shares equivalent in value to either three or four times their then-current annual base salary.

COMPENSATION COMMITTEE
Harold T. Shapiro, Chairman
J. Michael Cook
Willie D. Davis
Barbara Hackman Franklin
Allan D. Gilmour
Paul G. Stern


                       FINANCIAL INFORMATION
                    SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                ANNUAL COMPENSATION                           AWARDS          PAYOUTS

                                                                                     LONG
                                               OTHER   DEFERRED/     SECURITIES     -TERM       ALL
                                              ANNUAL  RESTRICTED     UNDERLYING    INCEN-     OTHER
NAME                                          COMPEN       STOCK       OPTIONS/      TIVE    COMPEN
AND PRINCIPAL             SALARY     BONUS   -SATION      AWARDS           SARS   PAYOUTS   -SATION
POSITIONS          YEAR      ($)       ($)       ($)      ($)(A)     (# SHARES)    ($)(B)       ($)


M.D. PARKER        2000   703,717   930,000           0    0   210,000 Shares    12,006     2,742(f)
Exec. V.P.         1999   553,000   735,000           0    0   158,400 Shares(d) 12,006        3,198
Global Chemicals   1998   522,334   385,000  114,580(c)    0   138,000 Shares(e) 12,006        6,689
and President,
Dow North America
1/2000 - 10/2000.
President and CEO
11/2000 to date.

A.A. ALLEMANG      2000   461,575   360,000           0    0  150,000 Shares      4,280    43,287(f)
Executive Vice,    1999   407,420   500,000   80,845(c)    0  108,000 Shares(d)   4,280       44,546
President          1998   381,684   280,000           0    0   90,000 Shares(e)   4,280    36,926(g)
Operations.

A.J. CARBONE       2000   691,368   650,000           0    0  210,000 Shares     18,103   339,418(f)
Exec. V.P.,        1999   574,040   765,000           0    0  158,400 Shares(d)  18,103       91,471
Global Plastics    1998   539,784   400,000           0    0  138,000 Shares(e)  18,103    59,514(g)
and Hydrocarbons
& Energy 1/2000-
10/2000. Vice
Chairman 11/2000
to date.

R.M. GROSS         2000   381,652   294,393           0    0  120,000 Shares     1,305     33,650(f)
Corporate          1999   347,140   419,095           0    0   72,000 Shares(d)  1,305        38,769
Vice President,    1998   315,041   254,595           0    0   39,000 Shares(e)  1,305        32,600
Research &
Development

J.P. REINHARD      2000   649,960   650,000           0    0  210,000 Shares     17,226  3,056,575(f)
Executive Vice     1999   553,000   735,000           0    0  158,400 Shares(d)  17,226        52,249
President and      1998   522,334   385,000           0    0  138,000 Shares(e)  17,226     47,747(g)
Chief Financial
Officer

W.S. STAVROPOULOS  2000 1,278,333 1,600,000           0    0  450,000 Shares     62,379    128,114(f)
President and      1999   986,664 1,560,000           0    0  360,000 Shares(d)  62,379       136,130
Chief Executive    1998   908,338   675,000           0    0  300,000 Shares(e)  62,379     94,438(g)
Officer

L.J. WASHINGTON JR 2000   377,420   242,982           0    0   90,000 Shares      6,003     32,246(f)
President and      1999   357,630   394,415           0    0   67,200 Shares(d)   6.003        39,381
Chief Executive    1998   340,983   228,214           0    0   52,200 Shares(e)   6,003        35,004
Officer



(a) The following grants of restricted or deferred stock were outstanding on 12/31/00 for the named executives: L. J.
Washington Jr., 1,125 shares having a total value of $41,873.

(b) This column represents cash payouts from Dividend Unit awards granted in prior years.

(c) Compensation to employees for foreign service assignments for taxes in excess of those that would otherwise be incurred.

(d) 62.5% of the shares are 120-month market-priced stock options. Remaining shares granted are 66-month performance options that are exercisable only if the daily average market price of Dow stock equals or exceeds $50 per share by 2/16/04. Amounts previously reported in this column are restated to reflect the mid-2000 three-for-one split in Dow's common stock.

(e) Half of the shares are 120-month market-priced stock options. Remaining shares granted are 66-month performance options that are exercisable only if the daily average market price of Dow stock equals or exceeds $50 per share by 2/27/03. Amounts previously reported in this column are restated to reflect the mid-2000 three-for-one split in Dow's common stock.

(f) All other compensation details for 2000 appear in a separate chart on the next page.

(g) Amounts previously reported in this column for 1998 are restated to reflect Elective Deferral Plan interest calculated on an accrual rather than vested basis.


DETAILS OF ALL OTHER COMPENSATION FROM 2000 SUMMARY COMPENSATION TABLE



                                        LIFE      KEY      PERSONAL        ONE-         TOTAL
                    DEFERRED  ELECTIVE INSURANCE EMPLOYEE  EXCESS          TIME         OTHER
                        CASH  DEFERRAL ECONOMIC  INSURANCE LIABILITY 401   DEFERED      COMPEN
                    INTEREST  CO MATCH BENEFIT   PREMIUMS  INSURANCE (K)   AWARD        -SATION
NAME                   ($)      ($)     ($)        ($)        ($)     ($)     ($)


M. D. Parker              0        0    1,927         0     815          0            0     2,742
A. A. Allemang        4,639        0   25,267     5,766     815      6,800            0    43,287
A. J. Carbone        19,902   10,200   29,895    11,156     815      6,800   260,650(a)   339,418
R. M. Gross           1,688    5,614   17,486     1,247     815      6,800            0    33,650
J. P. Reinhard          140        0   43,396     5,424     815      6,800 3,000,000(b) 3,056,575
W. S. Stavropoulos   27,014   10,200   60,152    23,133     815      6,800            0   128,114
L. J. Washington, Jr. 2,399    5,929   13,688     2,615     815      6,800            0    32,246


(a) Special award to recognize early deceleration from line responsibilities and commencement of services as Vice Chairman.
Award deferred and to be paid in cash over 15 years following retirement.

(b) Special retention incentive award to recognize individual achievement and value to the Company. Award granted in the form of phantom stock units under a deferred compensation plan. To be paid in cash over ten years following retirement.


                       OPTION GRANTS IN 2000

                                                INDIVIDUAL GRANTS

                               PERCENT
                              OF TOTAL
                               OPTIONS
                  NUMBER OF    GRANTED
                 SECURITIES         TO                        POTENTIAL REALIZABLE VALUE AT ASSUMED
                 UNDERLYING  EMPLOYEES  EXERCISE             ANNUAL RATES OF STOCK PRICE APPRECIATION
                    OPTIONS         IN   OR BASE    EXPIR-         FOR 10-YEAR OPTION TERM (A)
                    GRANTED     FISCAL     PRICE     ATION
NAME                    (#)       YEAR ($/SHARE)      DATE  0%($)       5%($)               10%($)

All Shareholders        N/A        N/A       N/A       N/A      0 15,321,716,802(b) 38,669,094,787(b)

All Optionees     10,468,350            $36.0208  02/16/10      0       237,559,355       599,554,563
                       1,200            $35.1875  03/01/10      0            26,602            67,138
                       1,200            $39.3958  04/03/10      0            29,783            75,167
                       2,100            $31.3750  07/03/10      0            41,509           104,761
                       5,000            $25.8750  09/01/10      0            81,506           205,706
                  10,477,850      100%                       0(c)    237,738,755(c)    600,007,335(c)

All Optionees' Gain
as % of All              N/A       N/A       N/A       N/A    N/A              1.6%              1.6%
Shareholders' Gain

M.D. Parker       210,000(d)      2.0%  $36.0208  02/16/10      0         4,765,552        12,027,345

A.A. Allemang     150,000(d)      1.4%  $36.0208  02/16/10      0         3,403,966         8,590,961

A.J. Carbone      210,000(d)      2.0%  $36.0208  02/16/10      0         4,765,552        12,027,345

R.M. Gross        120,000(d)      1.1%  $36.0208  02/16/10      0         2,723,172         6,872,769

J.P. Reinhard     210,000(d)      2.0%  $36.0208  02/16/10      0         4,765,552        12,027,345

W.S. Stavropoulos 450,000(d)      4.3%  $36.0208  02/16/10      0        10,211,897        25,772,882

L.J. Washington Jr.90,000(d)      0.9%  $36.0208  02/16/10      0         2,042,379         5,154,576


(a) The dollar amounts under these columns are the result of calculations at 0%, and at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(b) Gain for all shareholders was determined from the $36.0208 exercise price applicable to options granted in 2000 to the named executives based on the 675,170,607 shares outstanding on the 2/16/2000 grant date.

(c) No gain to the optionees is possible without stock price appreciation, which will benefit all shareholders commensurately.
A 0% gain in stock price will result in zero dollars for the optionee.

(d) This was a single grant made on 2/16/2000. Options vest in three equal annual installments, beginning 2/16/2001.

                           PENSION PLANS

The Company provides the Dow Employees' Pension Plan (the "Plan") for employees on its U.S. payroll and for employees of some of its wholly owned U.S. subsidiaries. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the Plan assets, as in a defined contribution plan.

Upon normal retirement at age 65, a participant receives an annual pension from the Plan subject to a statutory limitation. The annual pension is the greater of (a) or (b):

(a) 1.6 percent of the employee's highest average credited compensation for any three consecutive years, multiplied by the employee's years of credited service up to 35 years, and by one-half of the years of credited service in excess of 35 years. The Plan contains a provision for an offset of the employee's primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986.

(b) A benefit that is the sum of the employee's yearly basic and supplemental accruals. Basic accruals equal the employee's highest average credited compensation for any three consecutive years multiplied by a percentage ranging from 4 percent to 18 percent dependent upon the employee's age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1 percent to 4 percent, based on the age of the employee in the years earned.

The sum of the basic and supplemental accruals is divided by a conversion factor to calculate the immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula (b) will be credited with interest, currently at 8 percent per year.

The following table illustrates the annual pension benefits, including those from the Executives' Supplemental Retirement Plan or the Key Employees' Insurance Plan payable to executive officers, calculated before the application of an offset of the employee's primary Social Security benefit. The benefits shown are single-life annuities for participants who retire at age 65. While a single life annuity provides a higher retiree benefit, most participants elect pensions with survivorship provisions.


                      ANNUAL PENSION BENEFITS


  AVERAGE                        YEARS OF CREDITED SERVICE

  PAY FOR
  PENSION
 PURPOSES  15 YRS.    20 YRS.   25 YRS.    30 YRS.    35 YRS.   40 YRS.    45 YRS.
  700,000  239,000    302,000   351,000    384,000    402,000   406,000    406,000
  800,000  274,000    346,000   402,000    440,000    461,000   465,000    465,000
  900,000  309,000    390,000   453,000    496,000    520,000   524,000    524,000
1,000,000  343,000    434,000   504,000    552,000    578,000   583,000    583,000
1,100,000  378,000    478,000   555,000    608,000    637,000   643,000    643,000
1,200,000  413,000    522,000   606,000    664,000    696,000   702,000    702,000
1,300,000  448,000    566,000   657,000    720,000    754,000   761,000    761,000
1,400,000  482,000    610,000   708,000    776,000    813,000   820,000    820,000
1,500,000  517,000    654,000   759,000    832,000    872,000   880,000    880,000
1,600,000  552,000    698,000   810,000    888,000    931,000   939,000    939,000
1,700,000  587,000    742,000   861,000    944,000    989,000   998,000    998,000
1,800,000  622,000    786,000   912,000  1,000,000  1,048,000 1,057,000  1,057,000
1,900,000  656,000    830,000   964,000  1,056,000  1,107,000 1,117,000  1,117,000
2,000,000  691,000    874,000 1,015,000  1,112,000  1,165,000 1,176,000  1,176,000
2,100,000  726,000    918,000 1,066,000  1,168,000  1,224,000 1,235,000  1,235,000
2,200,000  761,000    962,000 1,117,000  1,224,000  1,283,000 1,294,000  1,294,000
2,300,000  796,000  1,007,000 1,168,000  1,280,000  1,341,000 1,354,000  1,354,000


For the persons named in the Summary Compensation Table, the years of credited service and 2000 compensation covered by the pension plans as of December 31, 2000, are: Messrs. Stavropoulos - 33.6 years, $2,236,660; Allemang - 35.6, $821,915; Carbone - 38.5,
$1,114,648;  Gross - 26.2, $624,953;  Reinhard - 30.2, $1,209,976;
Washington - 31.6, $596,323.

Mr. Parker participates in the Swiss Pension Plans, which have different terms than the U.S. retirement plan. His pensionable salary as of December 31, 2000, was 2,561,025 Swiss francs (approximately $1,561,696). His total service is 32.3 years.


          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
               AND DECEMBER 29, 2000, OPTION VALUES


                      NUMBER
               OF SECURITIES                NUMBER OF SECURITIES        VALUE OF UNEXERCISED,
                  UNDERLYING               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                OPTIONS/SARS      VALUE  OPTIONS AT 12/29/2000 (#)          12/29/2000 ($)
                   EXERCISED   REALIZED
NAME                     (#)        ($)  EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE

M.D. Parker                0          0      487,000         427,400    5,670,002         1,635,080
A.A. Allemang              0          0      232,500         295,500    2,355,998         1,104,733
A.J. Carbone               0          0      460,000         427,400    5,247,937         1,635,080
R.M. Gross                 0          0       76,000         203,000      805,137           666,684
J.P. Reinhard              0          0      229,000         427,400    2,096,115         1,635,080
W.S. Stavropoulos          0          0    1,360,000         935,000   16,312,451         3,622,483
L.J. Washington Jr.        0          0      271,400         178,000    3,462,116           666,421


12/29/2000 Fair Market Value = $37.22


                     COMPENSATION OF DIRECTORS

DIRECTORS' FEES
Directors' fees are paid only to Directors who are not Dow
employees as follows:
-Board Service    $45,000 annually
-Each Board Committee    $8,000 annually
-Each Committee Chairmanship    $8,000 annually

Nonemployee Directors receive a one-time grant of 4,500 shares of the Company's common stock, subject to certain transfer restrictions specified by the Compensation Committee. Mr. Ringler received a grant in February 2001.

DEFERRED COMPENSATION PLAN
Nonemployee Directors may elect, prior to the start of any Board year (from election or from the Annual Meeting to the next Annual Meeting), to have all or part of their fees credited to a deferred compensation account. At the election of the Director, this may be a cash account or an account in units based on the value of Dow common stock. Amounts credited to the Director's account will accrue interest either equivalent to 125 percent of the 120-month rolling average of the ten-year U.S. Treasury Note determined on September 30 of the preceding year, or amounts equivalent to dividends paid on Dow common stock. Such deferred amounts will be paid in installments at the election of the Director, commencing on the July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

OPTION GRANTS
Nonemployee Directors may receive grants of ten-year nonqualified market-priced options for the purchase of Dow common stock. Such grants may be made once every five years, for the ten-year duration of the Option Plan. All options are subject to a three-year incremental vesting schedule. The size of the option grants is determined by a fixed formula based on the then current annual retainer and price of Dow common stock, and grants are contingent upon the Director owning increasingly larger amounts of Dow stock.

To be eligible to receive the third and final grant in 2004, Directors who received both prior grants under the Option Plan must hold 7,500 Dow shares; one prior grant, 6,000 Dow shares; and new grantees, 4,500 Dow shares, holding such shares for at least a year prior to the grant date.

STOCK INCENTIVE PLAN
As a substitute for a nonemployee Directors' pension plan discontinued at the end of 1997, the Company has established a nonemployee Directors' stock incentive plan. It provides annual grants of ten-year non-qualified market-priced stock options, that vest after completion of five years of Board service. However, no options may be exercised earlier than one year from the date of grant. The number of options granted to each eligible nonemployee Director is determined according to a fixed formula that calculates 45 percent of the prior year's average annual retainer and fees for nonemployee Directors. This value is then divided by the product of the Black-Scholes valuation of a ten-year option and the market price of Dow stock on the date of grant. In 2000, each nonemployee Director received an option grant for the purchase of 3,450 shares of Dow common stock.

      STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER PERSONS

The table below states beneficial ownership, as defined in Rule
13d-3 of the Securities Exchange Act of 1934, of Dow common stock as of February 9, 2001, except as otherwise noted.


                                            RIGHTS  PERCENTAGE OF
                                        TO ACQUIRE  COMMON SHARES
                   SHARES OF DOW        BENEFICIAL   BENEFICIALLY
                    COMMON STOCK      OWNERSHIP OF     OWNED PLUS
                                                        RIGHTS TO
                   BENEFICIALLY     SHARES OF DOW         ACQUIRE
NAME                      OWNED*    COMMON STOCK**    OWNERSHIP**

DIRECTORS:
A.A. Allemang            86,031.6        321,485.0            ***
J.K. Barton               6,000.0         16,200.0            ***
A.J. Carbone         105,629.1(a)        588,151.0            ***
J.M. Cook              7,722.0(a)                             ***
J.C. Danforth             4,500.0         11,550.0            ***
W.D. Davis                6,150.0         15,450.0            ***
B.H. Franklin             8,247.8         16,200.0            ***
A.D. Gilmour              7,500.0         11,550.0            ***
R.M. Gross               27,831.1        138,817.0            ***
W.H. Joyce              495,822.3      2,209,512.0            ***
M.D. Parker          110,257.5(a)        674,572.0            ***
J.P. Reinhard        142,357.1(a)        357,013.0            ***
J.M. Ringler              5,286.0         23,519.0            ***
H.T. Shapiro              7,900.1         17,400.0            ***
W.S. Stavropoulos    310,755.1(a)      1,638,894.0            ***
P.G. Stern               10,500.0         17,400.0            ***
L.J. Washington Jr       40,994.5        325,387.0            ***

GROUP TOTAL        1,383,484.2(a)      6,383,100.0            ***

ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP         1,416,857.2(a)      6,618,671.0            ***

CERTAIN OTHER
OWNERS(b)
Capital Research    56,469,500(c)                           8.30%
and Management
Company

AXA Financial,      44,675,567(c)                           6.60%
Inc.


* In addition to shares held in sole name, these columns include all shares held by the spouse and other members of the person's immediate family who share that household with the named person. These columns also include all shares held in trust for the benefit of the named party or group in The Dow Chemical Company Employees' Savings Plan. The named person may disclaim beneficial ownership of some or all of the shares listed.

** This column includes any shares that the party or group could acquire through April 10, 2001, by (a) exercise of an option granted by Dow, (b) distribution of shares under a Deferred Stock Agreement or (c) payment of any balance due under a subscription in The Dow Chemical Company 2000-2001 Employees' Stock Purchase Plan. The shares indicated in this column have not been issued and cannot be voted.

*** Less than one percent.

(a) Directors Carbone, Cook, Parker, Reinhard and Stavropoulos are all members of the Board's Finance Committee, which shares investment and voting authority for stock held in the Dow Employees' Pension Plan Trust ("DEPP"). As of February 9, 2001, the DEPP beneficially owned 5,156,940 shares of Dow common stock. The named individuals, and all other Directors and officers, disclaim beneficial ownership of Dow common stock owned by the DEPP.

(b) Certain information regarding the only beneficial owners of more than five percent of the Company's voting securities known to the Company.

(c) As reported in Schedules 13G dated as of December 29, 2000, filed by Capital Research and Management Company (333 South Hope Street, Los Angeles, CA 90071) and AXA Financial, Inc. (1290 Avenue of the Americas, New York, NY 10104) in their roles as investment advisors and brokers/dealers for various clients.

                        STOCKHOLDER RETURN

The charts below illustrate cumulative total return to Dow stockholders for certain periods of time. They depict a hypothetical $100 investment in Dow common stock on December 31 of the first year of the charts, and show the increased value of that investment over time until December 31 of the final year, with all dividends reinvested in stock. Hypothetical investments of $100 in the Standard & Poor's 500 Stock Index and the Standard & Poor's Chemicals - 500 Index are shown in comparison.


Five-Year Cumulative Total Return

                 DOW CHEMICAL        S&P 500      S&P CHEMICALS
     1995           $100.00          $100.00         $100.00
     1996           $115.80          $122.95         $132.08
     1997           $155.67          $163.96         $162.33
     1998           $144.81          $210.81         $147.85
     1999           $219.32          $255.16         $193.40
     2000           $187.06          $231.93         $161.78

Ten-Year Cumulative Total Return

                      DOW            S&P 500      S&P CHEMICALS
     1990           $100.00          $100.00         $100.00
     1991           $118.94          $130.40         $130.41
     1992           $132.50          $140.33         $142.87
     1993           $137.59          $154.45         $159.78
     1994           $169.45          $156.49         $184.99
     1995           $184.21          $215.25         $241.63
     1996           $213.30          $264.65         $319.13
     1997           $286.76          $352.91         $392.23
     1998           $266.74          $453.75         $357.25
     1999           $404.00          $549.22         $467.30
     2000           $344.58          $499.23         $390.90

The form of the charts above is in accordance with SEC requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. These charts do not reflect the Company's forecast of future financial performance.

                         OTHER INFORMATION

FUTURE STOCKHOLDER PROPOSALS
If you wish to submit a proposal to be considered for inclusion in the proxy material for next year's Annual Meeting, please send it to the Office of the Corporate Secretary.* Under the rules of the Securities and Exchange Commission, proposals must be received no later than November 21, 2001.

NOMINATIONS FOR DIRECTOR
The Committee on Directors will continue its long standing practice of accepting stockholders' suggestions of candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its committees. Such recommendations may be sent to the Committee on Directors through the Office of the Corporate Secretary.*

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Office of the Corporate Secretary* between November 21, 2001, and January 20, 2002. Such notices must comply with the provisions set forth in the Bylaws. A copy of the relevant provisions of the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

NOTIFICATION OF FUTURE ANNUAL MEETING BUSINESS
Under the Company's Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Office of the Corporate Secretary.* For the 2002 Annual Meeting, written notice must be given between November 21, 2001, and January 20, 2002. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the relevant provisions of the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Office of the Corporate Secretary.*

ADDITIONAL INFORMATION AVAILABLE
Dow's Proxy Statement and Annual Report are posted on Dow's website: http://www.dow.com in both HTML and PDF formats. The annual report on Form 10-K is also available on the website. Printed copies of each of these documents will be sent without charge to any stockholder sending a written request to Dow's stock transfer agent: EquiServe, P.O. Box 43016, Providence, RI 02940-3016.

OTHER MATTERS
The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including any stockholder proposal omitted from the Proxy Statement and form of proxy, pursuant to the proxy rules of the Securities and Exchange Commission, and matters incident to the conduct of the Meeting. At the time this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.


/s/Tina S. Van Dam
Midland, Michigan
Assistant Secretary of the Company
March 21, 2001

*The address is:
Office of the Corporate Secretary
The Dow Chemical Company
2030 Dow Center
Midland, MI  48674

                             APPENDIX

List of Photos of Directors and Omitted Graphics

Photo 1 Photograph of Arnold A. Allemang

Photo 2 Photograph of John C. Danforth

Photo 3 Photograph of Allan D. Gilmour

Photo 4 Photograph of James M. Ringler

Photo 5 Photograph of William S. Stavropoulos

Photo 6 Photograph of Jacqueline K. Barton

Photo 7 Photograph of Anthony J. Carbone

Photo 8 Photograph of J. Michael Cook

Photo 9 Photograph of Willie D. Davis

Photo 10  Photograph of Barbara Hackman Franklin

Photo 11  Photograph of William H. Joyce

Photo 12  Photograph of Michael D. Parker

Photo 13  Photograph of J. Pedro Reinhard

Photo 14  Photograph of Harold T. Shapiro

Photo 15  Photograph of Paul G. Stern

PERFORMANCE GRAPHS - Values provided for EDGAR only but shareholders given line graph.

A.  Five-Year Cumulative Total Return

B.  Ten-Year Cumulative Total Return

----------------------------------REGISTERED----------------------

                     THE DOW CHEMICAL COMPANY

                2001 Annual Meeting of Stockholders

                        TICKET OF ADMISSION

                   Doors will open at 12:30 p.m.

-----------------------------perforation-------------------------

You are cordially invited to attend the 104th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 10, 2001, 2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews at Eastman, Midland, Michigan.

A ticket is required for admission. To attend the Annual Meeting, simply check the box on the proxy voting form to validate your ticket and indicate that you plan to attend. Please keep the ticket above, bring it with you to the Annual Meeting and present it at the door. Stockholders without tickets will be directed to the registration area. This ticket is not transferable.

We hope you are able to attend.

         Hearing amplification devices will be available.
  Cameras and recording devices are not permitted at the Meeting.

-----------------------------perforation-------------------------

2001 ANNUAL MEETING OF STOCKHOLDERS               The Dow Chemical
Company

    THIS CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints H. T. Shapiro, P. G. Stern and J.
P. Reinhard, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on Thursday, May 10, 2001, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS AS LISTED BELOW, FOR AGENDA ITEM 2, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED.

Agenda Item 1: The election of five Directors:  (01) Arnold A.
               Allemang, (02) John C. Danforth, (03) Allan D.
               Gilmour, (04) James M. Ringler, (05) William S.
               Stavropoulos.

Agenda Item 2: Ratification of the appointment of Deloitte and
               Touche LLP as Dow's independent auditors for 2001.

YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY VOTING BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The Proxy Committee cannot vote your shares unless you sign, date and return this card, or vote electronically as explained on the reverse side.

If voting by mail, please sign, date and promptly return this proxy form in the enclosed envelope to the tabulating agent:
EquiServe, P.O. Box 9371, Boston, MA  02205-9941

TICKET OF ADMISSION
2001 ANNUAL MEETING OF STOCKHOLDER
Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan
May 10, 2001 - 2 p.m.

-----------------------------perforation-------------------------


                      THREE WAYS YOU CAN VOTE

VOTE BY PHONE - 1-877-779-8683
1. Read the accompanying Proxy
Statement and this card.
2. Call toll-free 1-877-799-
8683 (U.S. and Canada only).    A vote by phone or Internet
3. Enter your 14-digit control  authorizes the named proxies to
number, located above your      vote your shares just as if you
name on the proxy card below.   had completed and mailed this
4. Follow the simple recorded   card.  DO NOT RETURN THIS CARD IF
instructions.                   YOU VOTE BY TELEPHONE OR
                                INTERNET.
VOTE BY INTERNET -
WWW.EPROXYVOTE.COM/DOW
1. Read the accompanying Proxy  Your Dow Annual Report and Proxy
Statement and this card.        Statement are either enclosed or
2. Go to the website            have been delivered to you
WWW.EPROXY.COM/DOW              electronically by email.  You may
3. Enter your 14-digit control  access both documents at
number, located above your      http://www.dow.com/2001meeting
name on the proxy card below.
4. Follow the simple
instructions.

VOTE BY MAIL:
1. Mark, sign and date this
card.
2. Return it in the enclosed
postage-paid envelope.


                    DETACH PROXY CARD TO MAIL.
-----------------------------perforation-------------------------


X PLEASE MARK VOTES AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND
2.


AGENDA ITEM 1:  Election of five Directors:
(01) Arnold A. Allemang (02) John C. Danforth (03) Allan D.
Gilmour (04) James M. Ringler (05) William S. Stavropoulos

FOR ALL  ___ FOR ALL EXCEPT" ____     WITHHOLD ALL ____

To withhold authority to vote for a candidate(s), mark FOR ALL
EXCEPT and write the nominee's number(s) or name(s) here: ____

AGENDA ITEM 2: Ratification of the appointment of Deloitte and Touche LLP as Dow's independent auditors for 2001.

FOR  _______          AGAINST  _______          ABSTAIN  _______


I/We plan to attend the Annual Meeting.    __________

I have made comments on this card or an attachment
or have marked an address change.          __________

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE CANDIDATES AND FOR AGENDA
ITEM 2. THE PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.


Signature _______  Date _________

Signature _______  Date _________

PLEASE SIGN THIS PROXY AS THE NAME(S) APPEAR ABOVE.  WHEN SIGNING
AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL NAME AS SUCH.


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---------------------------VOTING INSTRUCTION CARD---------------

                     THE DOW CHEMICAL COMPANY

                2001 Annual Meeting of Stockholders

                        TICKET OF ADMISSION

                   Doors will open at 12:30 p.m.

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You are cordially invited to attend the 104th Annual Meeting of
Stockholders of The Dow Chemical Company. It will be held on Thursday, May 10, 2001, 2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews at Eastman, Midland, Michigan.

A ticket is required for admission. To attend the Annual Meeting, simply check the box on the proxy voting form to validate your ticket and indicate that you plan to attend. Please keep the ticket above, bring it with you to the Annual Meeting and present it at the door. Stockholders without tickets will be directed to the registration area. This ticket is not transferable.

We hope you are able to attend.

         Hearing amplification devices will be available.
  Cameras and recording devices are not permitted at the Meeting.

-----------------------------perforation-------------------------

2001 ANNUAL MEETING OF STOCKHOLDERS               The Dow Chemical
Company

               CONFIDENTIAL VOTING INSTRUCTION CARD

The undersigned hereby directs the applicable Trustee to vote all shares of common stock of THE DOW CHEMICAL COMPANY ("Dow") credited to the undersigned's account in The Dow Chemical Company Employees' Savings Plan, The Dow Company Stock Ownership Plan, the Dow AgroSciences Employee Savings Plan, The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies, the Union Carbide Corporation Stock Ownership Plan and/or the DH Compounding Savings and Retirement Plan ("the Plan" or "the Plans") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held on May 10, 2001, at 2 p.m. and at any adjournment thereof, on the following matters and upon such other business as may properly come before the Meeting. Dow has instructed the Trustees and their agents not to disclose to the Dow board or management how individuals in the Plans have voted.

THE APPLICABLRE TRUSTEE IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE FOR THE ELECTION OF FIVE DIRECTORS, AND FOR AGENDA ITEMS 2, AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION OF SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE DOW BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN AND DATE ON THE REVERSE SIDE-NO VOTING BOXES EED TO BE CHECKED. IF NO INSRUCTIONS ARE PROVIDED, TE APPLICABLE TRUSTEE WILL VOTE THE RESPECTIVE PLAN SHARES ACCORDING TO THE PROVISIONS OF THE APPLICABLE PLAN DOCUMENTS.

Agenda Item 1: The election of five Directors:  (01) Arnold A.
               Allemang, (02) John C. Danforth, (03) Allan D.
               Gilmour, (04) James M. Ringler, (05) William S.
               Stavropoulos.

Agenda Item 2: Ratification of the appointment of Deloitte and
               Touche LLP as Dow's independent auditors for 2001.


To provide voting instruction by mail, please sign, date and promptly return this proxy form in the enclosed envelope to the tabulating agent EquiServe, P.O. Box 9371, Boston, MA 02205-9941

TICKET OF ADMISSION
2001 ANNUAL MEETING OF STOCKHOLDER
Midland Center for the Arts
1801 West St. Andrews, Midland, Michigan
May 10, 2001 - 2 p.m.

-----------------------------perforation-------------------------


                      THREE WAYS YOU CAN VOTE

VOTE BY PHONE - 1-877-779-8683
1. Read the accompanying Proxy
Statement and this card.
2. Call toll-free 1-877-799-
8683 (U.S. and Canada only).    A vote by phone or Internet
3. Enter your 14-digit control  authorizes the named Trustee(s)
number, located above your      to vote your shares just as if
name on the voting instruction  you had completed and mailed this
card below.                     card.  DO NOT RETURN THIS CARD IF
4. Follow the simple recorded   YOU VOTE BY TELEPHONE OR
instructions.                   INTERNET.

VOTE BY INTERNET -
WWW.EPROXYVOTE.COM/DOW
1. Read the accompanying Proxy  Your Dow Annual Report and Proxy
Statement and this card.        Statement are either enclosed or
2. Go to the website            have been delivered to you
WWW.EPROXY.COM/DOW              electronically by email.  You may
3. Enter your 14-digit control  access both documents at
number, located above your      http://www.dow.com/2001meeting
name on the voting instruction
card below.
4. Follow the simple
instructions.

VOTE BY MAIL:
1. Mark, sign and date this
card.
2. Return it in the enclosed
postage-paid envelope.


                    DETACH PROXY CARD TO MAIL.
-----------------------------perforation-------------------------


X PLEASE MARK VOTES AS IN THIS EXAMPLE.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND
2.


AGENDA ITEM 1:  Election of five Directors:
(01) Arnold A. Allemang (02) John C. Danforth (03) Allan D.
Gilmour (04James M. Ringler (05) William S. Stavropoulos

FOR ALL  ___ FOR ALL EXCEPT: ____     WITHHOLD ALL: ____

To withhold authority to vote for a candidate(s), mark FOR ALL
EXCEPT and write the nominee's number(s) or name(s) here: ____

AGENDA ITEM 2: Ratification of the appointment of Deloitte and Touche LLP as Dow's independent auditors for 2001.

FOR  _______          AGAINST  _______          ABSTAIN  _______


I/We plan to attend the Annual Meeting.    __________

I have made comments on this card or an attachment
or have marked an address change.          __________

This voting instruction card, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THESE PLAN SHARES WILL BE VOTED FOR ALL THE CANDIDATES AND FOR AGENDA ITEM 2. THE TRUSTEES(S) ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The undersigned hereby revokes all voting instructions heretofore given by the undersigned to vote at said meeting and at any adjournment thereof.


Signature _______  Date _________

PLEASE SIGN THIS VOTING INSTRUCTION CARD AS THE NAME APPEAR ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR
GUARDIAN, PLEASE GIVE FULL NAME AS SUCH.


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